Exhibit 99.1

ANIXTER INTERNATIONAL INC. REPORTS FOURTH QUARTER 2019 DILUTED EPS OF $2.93
AND ADJUSTED DILUTED EPS OF $2.18, UP 43%

Fourth Quarter Highlights

•Record sales of $2.3 billion, up 6.3%, organic sales growth of 6.5%
•Gross Margin up 15 basis points
•Adjusted EBITDA up 11.3%

GLENVIEW, IL, (Business Wire) February 4, 2020 - Anixter International Inc. (NYSE: AXE) today announced its results for the fourth quarter of 2019.

CEO Commentary
"Anixter delivered another strong quarter, with organic sales growth of 6.5% for the quarter, and growth in all three segments and geographies. This organic growth was well above our outlook range of 2% to 4%, and was achieved against a strong 2018 fourth quarter. Our full year organic sales growth was 5.6%. These results demonstrate the continued focus of the Anixter team on delivering value to our customers," commented Bill Galvin, President and Chief Executive Officer.

Financial Results

	Three Months Ended			Twelve Months Ended
(In millions, except per share amounts)	January 3, 2020	December 28, 2018	Percent Change	January 3, 2020	December 28, 2018	Percent Change
Select Reported Measures
Net Sales	$2,252.3	$2,119.1	6%	$8,845.6	$8,400.2	5%
Operating Income	$85.4	$87.3	(2)%	$367.5	$309.7	19%
Net Income	$101.0	$41.8	142%	$262.9	$156.3	68%
Diluted Earnings Per Share	$2.93	$1.22	140%	$7.67	$4.58	67%
Diluted Weighted Shares	34.5	34.1	1%	34.3	34.1	1%

Select Non-GAAP Measures
Adjusted EBITDA	$120.8	$108.5	11%	$472.2	$410.9	15%
Adjusted Net Income	$75.1	$52.4	44%	$256.5	$198.8	29%
Adjusted Diluted Earnings Per Share	$2.18	$1.53	43%	$7.48	$5.83	28%

Reported (GAAP) Results
The following results are for the 14 weeks ended January 3, 2020, compared to the 13 weeks ended December 28, 2018. Unless otherwise noted, all comparisons are versus the prior year quarter. It is estimated that, due to the timing of holidays, there were 2 1/2 more effective selling days in the fourth quarter of 2019 compared to 2018.

•Sales increased 6.3% to $2.3 billion. Current quarter sales include the unfavorable impacts of lower average copper prices and generally weaker foreign currencies. Adjusting for these impacts, organic sales increased 6.5%, as detailed in the table on page 10 of this release.
•Gross profit increased 7.1% to $460.5 million. Gross margin of 20.4% increased by 15 basis points.
•Operating expense increased by 9.4% to $375.1 million. Operating expense ratio of 16.7% compares to 16.2%.

•Operating income decreased 2.2% to $85.4 million. Operating margin of 3.8% compares to 4.1%.
•Interest expense of $18.8 million compares to $19.8 million.
•Other, net income of $3.1 million compares to other, net expense of $7.6 million.
•The effective tax rate of (45.1)% compares to 30.2%. (The full year effective tax rate of 10.4% compares to 30.0%).
•Net income of $101.0 million compares to $41.8 million.
•Earnings per diluted share of $2.93 compares to $1.22.
•Working capital as a percentage of sales of 18.2% compares to 18.4%.

The following results are for the 53 weeks ended January 3, 2020, compared to the 52 weeks ended December 28, 2018.

•Cash flow generated from operations of $227.9 million compares to $137.7 million.
•Capital expenditures of $40.0 million compares to $42.4 million.

Adjusted (Non-GAAP) Measures
Please refer to the tables on pages 10 - 16 for the reconciliations of our reported results prepared in accordance with U.S. GAAP ("GAAP") to the non-GAAP measures. Unless otherwise noted, all non-GAAP financial metrics that follow exclude the expense items detailed on page 12 of this release, with the majority of these expenses related to the Merger Agreement announced on January 13, 2020.

•Adjusted operating expense of $353.7 million compares to $333.8 million, up 6.0%. Adjusted operating expense ratio of 15.7% compares to 15.8%. The increase in adjusted operating expense is primarily due to $16 million of expenses related to an extra week of expenses in 2019 due to our fiscal calendar.
•Adjusted operating income of $106.8 million increased 11.0% compared to $96.2 million. Adjusted operating margin of 4.7% compares to 4.5%.
•Adjusted EBITDA of $120.8 million compares to $108.5 million, up 11.3%. Adjusted EBITDA margin of 5.4% compares to 5.1%.
•Adjusted effective tax rate of 17.4% compares to 28.6%. (The full year adjusted effective tax rate of 24.8% compares to 29.3%).
•Adjusted net income increased 43.7% to $75.1 million.
•Adjusted diluted earnings per share increased 42.5% to $2.18.

Effective Tax Rate
The fourth quarter 2019 GAAP effective tax rate was (45.1)% and the adjusted non-GAAP effective tax rate was 17.4%. This decrease was due to a change in country mix of earnings and associated tax benefits from our continued movement to a U.S.-center-led business model, with the major impact coming from a lower U.S. tax rate on foreign derived income and the ability to utilize foreign tax credits, previously fully reserved. The fourth quarter 2019 GAAP effective tax rate includes a $45 million reversal of valuation allowances, and both the GAAP and adjusted rates reflect an adjustment to account for the change in the full year effective tax rate. The full year GAAP effective tax rate was 10.4% and the full year adjusted effective tax rate was 24.8%.

Ted Dosch, EVP and Chief Financial Officer, commented, "Our strong organic growth, continued gross margin improvement, and strong expense discipline enabled us to drive an increase in adjusted EBITDA margin of 30 basis points over the fourth quarter of 2018 and operating leverage of 1.8 times."

Segment Update
Network & Security Solutions ("NSS") reported record fourth quarter sales of $1.2 billion, an increase of 7.7%, or 8.0% on an organic basis. NSS security sales of $527.2 million, which represents approximately 44% of segment sales, increased 7.7%. Adjusted EBITDA increased 8.3% to $90.4 million. Adjusted EBITDA margin of 7.5% is the same as prior quarter.

Electrical & Electronic Solutions (“EES”) reported record fourth quarter sales of $598.9 million, an increase of 4.8%, or increase of 5.0% on an organic basis. Adjusted EBITDA increased 20.8% to $40.6 million. Adjusted EBITDA margin of 6.8% compares to 5.9%.

Utility Power Solutions (“UPS”) reported record fourth quarter sales of $448.9 million, an increase of 4.4% on a reported and on an organic basis. Adjusted EBITDA decreased 11.0% to $22.7 million. Adjusted EBITDA margin of 5.0% compares to 5.9%.

Cash Flow and Credit Metrics
We generated $227.9 million of cash flow from operations year-to-date, which compares to $137.7 million generated in the prior year period, driven by both stronger earnings and working capital performance. Working capital as a percentage of sales was 18.2%, which compares to 18.4% in the prior year quarter. We invested $40.0 million in capital expenditures year-to-date, reflecting investment in information technology and facilities, which compares to $42.4 million in the prior year period.

Key capital structure and credit-related statistics for the quarter:

•Debt-to-total capital ratio of 36.3%, compares to 44.4% at the end of 2018
•Debt-to-adjusted EBITDA ratio of 2.2 times compares to 3.0 times at the end of 2018
•Weighted average cost of borrowed capital of 5.5% is flat to the prior year quarter
•Over $780 million available under secured accounts receivable, inventory facilities and revolving lines of credit

Outlook
Galvin commented, "We continue to see generally positive sales trends in the business, based on our solid backlog and pipeline, and discussions with our customers and suppliers."

First Quarter Outlook
Our outlook for the first quarter sales growth is 2% - 5%, and also organic growth of 2% - 5%. This outlook is being compared to a strong 2019 first quarter, which had an 8% organic growth rate. The cumulative two year growth rate would be 12% at the mid point of the outlook range.

Full Year 2020 Outlook
We are establishing our full year 2020 sales outlook of 1% - 5%. After adjusting for copper and foreign exchange, the organic sales growth outlook is 1% - 5%.

Based on our outlook for mid single digit sales growth and the related investment in working capital to support that growth, combined with our ongoing investment in innovation and business transformation, we estimate full year cash flow from operations of $175 - $225 million and capital expenditures of $45 - $50 million, which will result in free cash flow of $125 - $180 million.

Subsequent Event
On January 13, 2020, Anixter and WESCO International, Inc. (WESCO) announced that their boards of directors have unanimously approved a definitive merger agreement under which WESCO will acquire Anixter in a transaction valued at approximately $4.5 billion. Under the terms of the agreement, each share of Anixter common stock will be converted into the right to receive $70.00 in cash (subject to increase), 0.2397 shares of WESCO common stock and preferred stock consideration valued at $15.89, based on the value of its liquidation preference. Based on the closing price of WESCO's common stock on January 10, 2020 and the liquidation preference of the WESCO preferred stock consideration, the total consideration represents approximately $100 per Anixter share, giving effect to the downside protection. Based on the transaction structure and the number of shares of WESCO and Anixter common stock currently outstanding, it is anticipated that WESCO stockholders will own 84% and Anixter stockholders will own 16% of the combined company.

For more information regarding the details of this transaction, please refer to our public filings on Anixter’s website at http://investors.anixter.com/financials/sec-filings.

Anixter will not be hosting a conference call with investors to discuss these results due to the merger agreement with WESCO.

About Anixter
Anixter International is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions. We help build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, we offer full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through our unmatched global distribution network along with our supply chain and technical expertise, we help lower the cost, risk and complexity of our customers’ supply chains.

Anixter adds value to the distribution process by providing over 100,000 customers access to 1) innovative supply chain solutions, 2) nearly 600,000 products and over $1.0 billion in inventory, 3) over 300 warehouses/branch locations with approximately 9 million square feet of space and 4) locations in over 300 cities in approximately 50 countries.  Founded in 1957 and headquartered near Chicago, Anixter trades on the New York Stock Exchange under the symbol AXE.

Safe Harbor Statement
The statements in this release other than historical facts are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from what is indicated here. These factors include but are not limited to general economic conditions, the level of customer demand particularly for capital projects in the markets we serve, changes in supplier relationships or in supplier sales strategies or financial viability, risks associated with the sale of nonconforming products and services, political, economic or currency risks related to foreign operations, inventory obsolescence, copper price fluctuations, customer viability, risks associated with accounts receivable, risks associated with pension expense and funding, compliance with laws and regulations, the impact of investigative and legal proceedings and legal compliance risks, information security risks, disruption or failure of information systems, disruptions to logistics capability or supply chain, risks associated with substantial debt and restrictions contained in financial and operating covenants in our debt agreements, the impact and the uncertainty concerning the timing and terms of the withdrawal by the United Kingdom from the European Union, unanticipated change in our tax provision and tax liabilities related to the enactment of the Tax Cuts and Jobs Act and risks associated with integration of acquired companies, including, but not limited to, the risk that the acquisitions may not provide us with the synergies or other benefits that were anticipated. These uncertainties may cause our actual results to be materially different than those expressed in any forward looking statements.  We do not undertake to update any forward looking statements.  Please see our Securities and Exchange Commission (“SEC”) filings for more information.

Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this release includes certain financial measures computed using non-GAAP components as defined by the SEC. Specifically, net sales comparisons to the prior corresponding period, both worldwide and in relevant segments, are discussed in this release both on an U.S. GAAP and non-GAAP basis. We believe that by providing non-GAAP organic growth, which adjusts for the impact of acquisitions (when applicable), foreign exchange fluctuations, copper prices and the number of billing days (when applicable), both management and investors are provided with meaningful supplemental sales information to understand and analyze our underlying trends and other aspects of our financial performance. Historically and from time to time, we may also exclude other items from reported financial results (e.g., impairment charges, inventory adjustments, restructuring charges, tax items, currency devaluations, pension settlements, etc.) in presenting adjusted operating expense, adjusted operating income, adjusted income taxes and adjusted net income so that both management and financial statement users can use these non-GAAP financial measures to better understand and evaluate our performance period over period and to analyze the underlying trends of our business. We have also excluded amortization of intangible assets associated with purchase accounting from acquisitions from the adjusted amounts for comparison of the non-GAAP financial measures period over period.

EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non-operating expense and non-cash stock-based compensation, excluding the other items from reported financial results, as defined above. Adjusted EBITDA leverage is defined as the percentage change in Adjusted EBITDA divided by the percentage change in net sales. We believe that adjusted operating income, EBITDA, Adjusted EBITDA and Adjusted EBITDA leverage provide relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business segment performance. Adjusted operating income provides an understanding of the results from the primary operations of our business by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. We use adjusted operating income to evaluate our period-over-period operating performance because we believe this provides a more comparable measure of our continuing business excluding certain items that are not reflective of expected ongoing operations. This measure may be useful to an investor in evaluating the underlying performance of our business. EBITDA provides us with an understanding of earnings before the impact of investing and financing charges and income taxes. Adjusted EBITDA further excludes the effects of foreign exchange and other non-cash stock-based compensation, and certain items that do not reflect the ordinary earnings of our operations and that are also excluded for purposes of calculating adjusted net income, adjusted earnings per share and adjusted operating income. EBITDA and Adjusted EBITDA are used by our management for various purposes including as measures of performance of our operating segments and as a basis for strategic planning and forecasting. Adjusted EBITDA and Adjusted EBITDA leverage may be useful to an investor because this measure is widely used to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on the accounting methods, book value of assets, capital structure and the method by which the assets were acquired, among other factors. They are not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with U.S. GAAP.

Non-GAAP financial measures provide insight into selected financial information and should be evaluated in the context in which they are presented. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. The non-GAAP financial measures should be considered in conjunction with the Condensed Consolidated Financial Statements, including the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

INVESTOR CONTACTS

Ted Dosch	Kevin Burns
EVP - Finance & CFO	SVP - IR & Treasurer
(224) 521-4281	(224) 521-8258
ted.dosch@anixter.com	kevin.burns@anixter.com

Additional information about Anixter is available at www.anixter.com

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve Months Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018

(In millions, except per share amounts)
Net sales	$2,252.3	$2,119.1	$8,845.6	$8,400.2
Cost of goods sold	1,791.8	1,689.1	7,069.8	6,742.2
Gross profit	460.5	430.0	1,775.8	1,658.0
Operating expenses	375.1	342.7	1,408.3	1,348.3
Operating income	85.4	87.3	367.5	309.7
Other expense:
Interest expense	(18.8)	(19.8)	(77.1)	(76.3)
Other, net	3.1	(7.6)	3.0	(10.2)
Income before income taxes	69.7	59.9	293.4	223.2
Income tax expense	(31.3)	18.1	30.5	66.9
Net income	$101.0	$41.8	$262.9	$156.3
Income per share:
Basic	$2.95	$1.23	$7.71	$4.62
Diluted	$2.93	$1.22	$7.67	$4.58

Weighted-average common shares outstanding:
Basic	34.2	33.9	34.1	33.8
Diluted	34.5	34.1	34.3	34.1

Reportable Segments
Net sales:
Network & Security Solutions	$1,204.5	$1,117.9	$4,696.2	$4,347.0
Electrical & Electronic Solutions	598.9	571.3	2,352.0	2,342.7
Utility Power Solutions	448.9	429.9	1,797.4	1,710.5
	$2,252.3	$2,119.1	$8,845.6	$8,400.2
Operating income:
Network & Security Solutions	$83.5	$77.6	$325.5	$272.2
Electrical & Electronic Solutions	36.9	31.2	139.5	132.3
Utility Power Solutions	18.2	21.2	83.5	75.4
Corporate	(53.2)	(42.7)	(181.0)	(170.2)
	$85.4	$87.3	$367.5	$309.7

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
	(Unaudited)
	January 3, 2020	December 28, 2018
(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$79.6	$81.0
Accounts receivable, net	1,540.3	1,600.0
Inventories	1,354.7	1,440.4
Other current assets	63.3	50.6
Total current assets	3,037.9	3,172.0
Property and equipment, net	174.9	163.3
Operating leases	273.3	—
Goodwill	828.7	832.0
Intangible assets, net	361.2	392.9
Other assets	132.9	92.9
Total assets	$4,808.9	$4,653.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,100.3	$1,320.0
Accrued expenses	330.3	309.0
Current operating lease obligations	62.9	—
Total current liabilities	1,493.5	1,629.0
Long-term debt	1,059.7	1,252.7
Operating lease obligations	219.1	—
Other liabilities	175.7	201.0
Total liabilities	2,948.0	3,082.7
Total stockholders' equity	1,860.9	1,570.4
Total liabilities and stockholders' equity	$4,808.9	$4,653.1

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended
	January 3, 2020	December 28, 2018
(In millions)

Operating activities:
Net income	$262.9	$156.3
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	—	4.6
Depreciation	37.2	31.7
Amortization of intangible assets	35.0	37.3
Stock-based compensation	20.0	18.9
Deferred income taxes	(41.4)	(1.6)
Pension plan contributions	(6.3)	(7.4)
Pension plan expenses	6.4	4.3
Impact of tax legislation	—	(2.1)
Changes in current assets and liabilities, net	(73.3)	(102.0)
Other, net	(12.6)	(2.3)
Net cash provided by operating activities	227.9	137.7
Investing activities:
Acquisitions of businesses, net of cash acquired	—	(150.1)
Capital expenditures, net	(40.0)	(42.4)
Other	2.9	9.1
Net cash used in investing activities	(37.1)	(183.4)
Financing activities:
Proceeds from borrowings	4,226.5	3,192.4
Repayments of borrowings	(4,425.0)	(3,082.4)
Retirement of Notes due 2019	—	(353.9)
Proceeds from issuance of Notes due 2025	—	246.9
Deferred financing costs	—	(2.9)
Proceeds from stock options exercised	4.7	1.5
Other, net	(2.1)	—
Net cash (used in) provided by financing activities	(195.9)	1.6
Decrease in cash and cash equivalents	(5.1)	(44.1)
Effect of exchange rate changes on cash balances	3.7	9.1
Cash and cash equivalents at beginning of period	81.0	116.0
Cash and cash equivalents at end of period	$79.6	$81.0

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited)

Fourth Quarter 2019 Sales Growth
	Q4 2019				Q4 2018
						Growth/(Decline)
(In millions)	As Reported	Foreign Exchange Impact	Copper Impact	As Adjusted	As Reported	Actual	Organic	(1) Adjusted for Effective Selling Days	Adjusted Daily Sales

Network & Security Solutions
North America	$872.9	$(0.4)	$—	$872.5	$820.0	6.5%	6.4%	853.0	2.3%
EMEA	107.6	1.9	—	109.5	99.5	8.1%	9.9%	103.5	5.7%
Emerging Markets	224.0	1.1	—	225.1	198.4	12.9%	13.5%	206.4	9.1%
NSS	$1,204.5	$2.6	$—	$1,207.1	$1,117.9	7.7%	8.0%	$1,162.9	3.8%

Electrical & Electronic Solutions
North America	$476.2	$(0.2)	$0.7	$476.7	$443.3	7.4%	7.5%	461.3	3.4%
EMEA	61.5	0.3	0.4	62.2	58.6	4.8%	6.0%	60.9	1.9%
Emerging Markets	61.2	(0.2)	0.2	61.2	69.4	(11.8)%	(11.8)%	72.2	(15.2)%
EES	$598.9	$(0.1)	$1.3	$600.1	$571.3	4.8%	5.0%	$594.4	1.0%

Utility Power Solutions
North America	$448.9	$(0.1)	$—	$448.8	$429.9	4.4%	4.4%	447.2	0.3%
UPS	$448.9	$(0.1)	$—	$448.8	$429.9	4.4%	4.4%	$447.2	0.3%

Total	$2,252.3	$2.4	$1.3	$2,256.0	$2,119.1	6.3%	6.5%	$2,204.5	2.3%

Geographic Sales
North America	$1,798.0	$(0.7)	$0.7	$1,798.0	$1,693.2	6.2%	6.2%	$1,761.5	2.1%
EMEA	169.1	2.2	0.4	171.7	158.1	6.9%	8.5%	164.4	4.3%
Emerging Markets	285.2	0.9	0.2	286.3	267.8	6.5%	6.9%	278.6	2.8%
Total	$2,252.3	$2.4	$1.3	$2,256.0	$2,119.1	6.3%	6.5%	$2,204.5	2.3%

(1) Due to the timing of holidays, it is estimated that there were 2 1/2 more effective selling days in the fourth quarter of 2019 compared to 2018

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

December Year-to-Date 2019 Sales Growth
	YTD 2019				YTD 2018
								Growth/(Decline)
(In millions)	As Reported	Foreign Exchange Impact	Copper Impact	As Adjusted	As Reported	Acquisitions Impact	Adjusted for Acquisitions	Actual	Organic	(1) Adjusted for Effective Selling Days	Adjusted Daily Sales

Network & Security Solutions
North America	$3,484.6	$9.1	$—	$3,493.7	$3,295.4	$—	$3,295.4	5.7%	6.0%	$3,327.9	5.0%
EMEA	387.3	15.3	—	402.6	403.3	1.7	405.0	(4.0)%	(0.6)%	409.0	(1.6)%
Emerging Markets	824.3	16.3	—	840.6	648.3	46.7	695.0	27.2%	21.0%	701.8	19.8%
NSS	$4,696.2	$40.7	$—	$4,736.9	$4,347.0	$48.4	$4,395.4	8.0%	7.8%	$4,438.7	6.7%

Electrical & Electronic Solutions
North America	$1,870.6	$7.3	$11.2	$1,889.1	$1,836.2	$—	$1,836.2	1.9%	2.9%	$1,854.5	1.9%
EMEA	238.2	10.3	1.3	249.8	257.0	—	257.0	(7.3)%	(2.8)%	259.5	(3.8)%
Emerging Markets	243.2	1.6	2.1	246.9	249.5	—	249.5	(2.6)%	(1.1)%	252.0	(2.0)%
EES	$2,352.0	$19.2	$14.6	$2,385.8	$2,342.7	$—	$2,342.7	0.4%	1.8%	$2,366.0	0.8%

Utility Power Solutions
North America	$1,797.4	$4.4	$0.5	$1,802.3	$1,710.5	$—	$1,710.5	5.1%	5.4%	$1,727.5	4.3%
UPS	$1,797.4	$4.4	$0.5	$1,802.3	$1,710.5	$—	$1,710.5	5.1%	5.4%	$1,727.5	4.3%

Total	$8,845.6	$64.3	$15.1	$8,925.0	$8,400.2	$48.4	$8,448.6	5.3%	5.6%	$8,532.2	4.6%

Geographic Sales
North America	$7,152.6	$20.8	$11.7	$7,185.1	$6,842.1	$—	$6,842.1	4.5%	5.0%	$6,909.9	4.0%
EMEA	625.5	25.6	1.3	652.4	660.3	1.7	662.0	(5.3)%	(1.5)%	668.5	(2.4)%
Emerging Markets	1,067.5	17.9	2.1	1,087.5	897.8	46.7	944.5	18.9%	15.2%	953.8	14.0%
Total	$8,845.6	$64.3	$15.1	$8,925.0	$8,400.2	$48.4	$8,448.6	5.3%	5.6%	$8,532.2	4.6%

(1) Due to the timing of holidays, it is estimated that there were 2 1/2 more effective selling days in 2019 compared to 2018

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

(In millions, except per share amounts)	Favorable (Unfavorable) Impact
	Three Months Ended		Twelve Months Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018

Items impacting comparability of results:
Items impacting operating expense and operating income:
Amortization of intangible assets	$(8.6)	$(8.7)	$(35.0)	$(37.3)
Merger costs	(12.8)	—	(12.8)	—
Restructuring charge	—	—	—	(9.4)
Acquisition and integration costs	—	—	0.3	(2.9)
CEO retirement agreement expense	—	—	—	(2.6)
U.K. facility relocation costs	—	(0.2)	—	(1.0)
Total of items impacting operating expense and operating income	$(21.4)	$(8.9)	$(47.5)	$(53.2)
Items impacting other expenses:
Loss on extinguishment of debt	—	(4.6)	—	(4.6)
Total of items impacting other expenses	$—	$(4.6)	$—	$(4.6)
Total of items impacting pre-tax income	$(21.4)	$(13.5)	$(47.5)	$(57.8)
Items impacting income taxes:
Tax impact of items impacting pre-tax income above	$2.2	$1.4	$8.8	$12.6
Transition tax on deferred foreign income	—	2.8	—	2.8
Rate change impact of net deferred tax liability	—	(0.7)	—	(0.7)
Reversal of deferred income tax valuation allowances	45.9	(0.4)	45.9	1.4
Tax expense related to domestic perm. tax differences	—	—	—	(0.7)
Tax expense related to prior year tax positions	(0.8)	(0.2)	(0.8)	(0.1)
Total of items impacting income taxes	$47.3	$2.9	$53.9	$15.3
Net income impact of these items	$25.9	$(10.6)	$6.4	$(42.5)
Diluted EPS impact of these items	$0.75	$(0.31)	$0.19	$(1.25)

U.S. GAAP to Non-GAAP Net Income and EPS Reconciliation:
Net income – U.S. GAAP	$101.0	$41.8	$262.9	$156.3
Items impacting net income	(25.9)	10.6	(6.4)	42.5
Net income – Non-GAAP	$75.1	$52.4	$256.5	$198.8

Diluted EPS – U.S. GAAP	$2.93	$1.22	$7.67	$4.58
Diluted EPS impact of these items	(0.75)	0.31	(0.19)	1.25
Diluted EPS – Non-GAAP	$2.18	$1.53	$7.48	$5.83

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

Items Impacting Comparability of Operating Income by Segment	Three Months Ended January 3, 2020
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$83.5	$36.9	$18.2	$(53.2)	$85.4
Operating margin - U.S. GAAP	6.9%	6.2%	4.0%	nm	3.8%

Total of items impacting operating income	$4.0	$1.3	$3.3	$12.8	$21.4

Adjusted operating income - Non-GAAP	$87.5	$38.2	$21.5	$(40.4)	$106.8
Adjusted operating margin - Non-GAAP	7.3%	6.4%	4.8%	nm	4.7%

Items Impacting Comparability of Operating Income by Segment	Twelve Months Ended January 3, 2020
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$325.5	$139.5	$83.5	$(181.0)	$367.5
Operating margin - U.S. GAAP	6.9%	5.9%	4.6%	nm	4.2%

Total of items impacting operating income	$16.4	$5.9	$13.1	$12.1	$47.5

Adjusted operating income - Non-GAAP	$341.9	$145.4	$96.6	$(168.9)	$415.0
Adjusted operating margin - Non-GAAP	7.3%	6.2%	5.4%	nm	4.7%
nm - not meaningful

Items Impacting Comparability of Operating Income by Segment	Three Months Ended December 28, 2018
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$77.6	$31.2	$21.2	$(42.7)	$87.3
Operating margin - U.S. GAAP	6.9%	5.5%	4.9%	nm	4.1%

Total of items impacting operating income	$4.1	$1.5	$3.4	$(0.1)	$8.9

Adjusted operating income - Non-GAAP	$81.7	$32.7	$24.6	$(42.8)	$96.2
Adjusted operating margin - Non-GAAP	7.3%	5.7%	5.7%	nm	4.5%

Items Impacting Comparability of Operating Income by Segment	Twelve Months Ended December 28, 2018
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$272.2	$132.3	$75.4	$(170.2)	$309.7
Operating margin - U.S. GAAP	6.3%	5.6%	4.4%	nm	3.7%

Total of items impacting operating income	$21.9	$9.1	$14.0	$8.2	$53.2

Adjusted operating income - Non-GAAP	$294.1	$141.4	$89.4	$(162.0)	$362.9
Adjusted operating margin - Non-GAAP	6.8%	6.0%	5.2%	nm	4.3%
nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2019 and 2018 Effective Tax Rate – U.S. GAAP and Non-GAAP
	Three Months Ended		Twelve Months Ended
(In millions)	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018
Income before income taxes – U.S. GAAP	$69.7	$59.9	$293.4	$223.2
Income tax expense – U.S. GAAP	$(31.3)	$18.1	$30.5	$66.9
Effective income tax rate	(45.1)%	30.2%	10.4%	30.0%

Total of items impacting pre-tax income above	$21.4	$13.5	$47.5	$57.8
Total of items impacting income taxes above	$47.3	$2.9	$53.9	$15.3

Income before income taxes – Non-GAAP	$91.1	$73.4	$340.9	$281.0
Income tax expense – Non-GAAP	$16.0	$21.0	$84.4	$82.2
Adjusted effective income tax rate	17.4%	28.6%	24.8%	29.3%

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2019 EBITDA and Adjusted EBITDA by Segment
	Three Months Ended January 3, 2020
(In millions)	NSS	EES	UPS	Corporate	Total
Net income (loss)	$83.5	$36.9	$18.2	$(37.6)	$101.0
Interest expense	—	—	—	18.8	18.8
Income taxes	—	—	—	(31.3)	(31.3)
Depreciation	2.2	1.9	0.9	3.5	8.5
Amortization of intangible assets	4.0	1.3	3.3	—	8.6
EBITDA	$89.7	$40.1	$22.4	$(46.6)	$105.6
EBITDA leverage	1.1x	4.4x	(2.6x)	nm	1.4x
EBITDA as a % of sales	7.5%	6.7%	5.0%	nm	4.7%

Foreign exchange and other non-operating expense	$—	$—	$—	$(3.1)	$(3.1)
Stock-based compensation	0.7	0.5	0.3	4.0	5.5
Merger costs	—	—	—	12.8	12.8
Adjusted EBITDA	$90.4	$40.6	$22.7	$(32.9)	$120.8
Adjusted EBITDA leverage	1.1x	4.3x	(2.6x)	nm	1.8x
Adjusted EBITDA as a % of sales	7.5%	6.8%	5.0%	nm	5.4%

	Twelve Months Ended January 3, 2020
	NSS	EES	UPS	Corporate	Total
Net income (loss)	$325.5	$139.5	$83.5	$(285.6)	$262.9
Interest expense	—	—	—	77.1	77.1
Income taxes	—	—	—	30.5	30.5
Depreciation	9.4	7.3	3.7	16.8	37.2
Amortization of intangible assets	16.4	5.4	13.2	—	35.0
EBITDA	$351.3	$152.2	$100.4	$(161.2)	$442.7
EBITDA leverage	2.5x	18.6x	1.7x	nm	3.8x
EBITDA as a % of sales	7.5%	6.5%	5.6%	nm	5.0%

Foreign exchange and other non-operating expense	$—	$—	$—	$(3.0)	$(3.0)
Stock-based compensation	2.7	1.8	0.6	14.9	20.0
Merger costs	—	—	—	12.8	12.8
Restructuring charge	—	0.5	(0.1)	(0.4)	—
Acquisition and integration costs	—	—	—	(0.3)	(0.3)
Adjusted EBITDA	$354.0	$154.5	$100.9	$(137.2)	$472.2
Adjusted EBITDA leverage	2.3x	16.0x	1.5x	nm	2.8x
Adjusted EBITDA as a % of sales	7.5%	6.6%	5.6%	nm	5.3%

nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2018 EBITDA and Adjusted EBITDA by Segment
	Three Months Ended December 28, 2018
(In millions)	NSS	EES	UPS	Corporate	Total
Net income (loss)	$77.6	$31.2	$21.2	$(88.2)	$41.8
Interest expense	—	—	—	19.8	19.8
Income taxes	—	—	—	18.1	18.1
Depreciation	1.2	0.6	0.7	5.9	8.4
Amortization of intangible assets	4.0	1.3	3.4	—	8.7
EBITDA	$82.8	$33.1	$25.3	$(44.4)	$96.8
EBITDA leverage	2.2x	nm	2.1x	nm	0.1x
EBITDA as a % of sales	7.4%	5.8%	5.9%	nm	4.6%

Foreign exchange and other non-operating expense	$—	$—	$—	$7.6	$7.6
Stock-based compensation	0.6	0.3	0.2	2.8	3.9
Acquisition and integration costs	0.1	—	—	(0.1)	—
U.K. facility relocation costs	—	0.2	—	—	0.2
Adjusted EBITDA	$83.5	$33.6	$25.5	$(34.1)	$108.5
Adjusted EBITDA leverage	0.8x	nm	1.9x	nm	0.0x
Adjusted EBITDA as a % of sales	7.5%	5.9%	5.9%	nm	5.1%

	Twelve Months Ended December 28, 2018
	NSS	EES	UPS	Corporate	Total
Net income (loss)	$272.2	$132.3	$75.4	$(323.6)	$156.3
Interest expense	—	—	—	76.3	76.3
Income taxes	—	—	—	66.9	66.9
Depreciation	3.8	2.4	3.6	21.9	31.7
Amortization of intangible assets	17.0	7.0	13.3	—	37.3
EBITDA	$293.0	$141.7	$92.3	$(158.5)	$368.5
EBITDA leverage	0.8x	2.5x	0.3x	nm	-0.4x
EBITDA as a % of sales	6.7%	6.0%	5.4%	nm	4.4%

Foreign exchange and other non-operating expense	$—	$—	$—	$10.2	$10.2
Stock-based compensation	1.8	1.4	0.6	15.1	18.9
Restructuring charge	2.1	1.3	0.7	5.3	9.4
Acquisition and integration costs	2.6	—	—	0.3	2.9
U.K. facility relocation costs	0.2	0.8	—	—	1.0
Adjusted EBITDA	$299.7	$145.2	$93.6	$(127.6)	$410.9
Adjusted EBITDA leverage	0.7x	2.9x	0.2x	nm	0.3x
Adjusted EBITDA as a % of sales	6.9%	6.2%	5.5%	nm	4.9%

nm - not meaningful